UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2025

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 2.06 Material Impairments and Item 8.01 Other Events.

On September 24, 2025, Citigroup Inc. (Citi) announced that CHPAF Holdings S.A.P.I de C.V., a company wholly-owned by Fernando Chico Pardo and members of his immediate family, has agreed to purchase from Citi an equity stake in Grupo Financiero Banamex, S.A. de C.V. (Banamex) (the Transaction).

Under the Transaction, Fernando Chico Pardo will acquire 25% (approximately 520 million shares) of Banamex’s outstanding common shares (the Shares) at a fixed price-to-book value of 0.80 times the local GAAP book value of the Shares at closing. At signing, this implies a total estimated sales consideration of approximately MXN 42 billion (approximately USD 2.3 billion). The Transaction is subject to customary closing conditions, including regulatory approvals in Mexico, and is expected to be completed in the second half of 2026.

The Transaction represents the beginning of a strategic relationship with Fernando Chico Pardo. Accordingly, upon closing of the Transaction, Fernando Chico Pardo will be appointed as Chair of the Board of Directors of Banamex. Ignacio (Nacho) Deschamps will remain as Chair of the Board of Directors of Banco Nacional de México, S.A. Manuel Romo will remain as Chief Executive Officer of Banamex.

On September 24, 2025, Citi incurred a non-cash goodwill impairment of approximately USD 726 million within Other operating expenses on the applicable reporting unit within All Other—Legacy Franchises. The goodwill impairment is capital neutral to Citi. Citi concluded, in connection with the agreed-upon bid received from Fernando Chico Pardo, that the fair value of the reporting unit was less than its carrying value, based on a quantitative test.

Forward Looking Statements

Certain statements in this report are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results or occurrences. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors. These factors include, among others, (i) macroeconomic and local market conditions, including those related to the banking sector; (ii) satisfaction of the closing conditions to the Transaction, including required regulatory approvals; (iii) political, legislative, regulatory, labor, tax or social conditions in Mexico; and (iv) the precautionary statements included in this report. These factors also consist of those contained in Citi’s filings with the U.S. Securities and Exchange Commission, including, without limitation, the “Risk Factors” section of Citi’s 2024 Form 10-K. Any forward-looking statements made by or on behalf of Citi speak only as to the date they are made, and Citi does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.
104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: September 24, 2025
	By:	/s/ Nicole Giles
Nicole Giles
Controller and Chief Accounting Officer
(Principal Accounting Officer)

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